Exhibit 99.1

NEWS RELEASE

GREEN BRICK ANNOUNCES CLOSING OF ACQUISITION OF JBGL

DALLAS, TEXAS – October 27, 2014 – GREEN BRICK PARTNERS, INC. (NASDAQ:GRBK) (the “Company” or “Green Brick,” which was formerly known as BioFuel Energy Corp.) announced today that it has completed its previously announced acquisition (the “Acquisition”) of the equity interests of JBGL Builder Finance, LLC and certain subsidiaries of JBGL Capital, LP from certain affiliates of Greenlight Capital, Inc. (“Greenlight”), and James R. Brickman. The purchase price for the Acquisition was $275 million, which consisted of approximately $191.8 million in cash with the remainder in 11,108,500 shares of Green Brick common stock valued at $7.49 per share pursuant to the terms of the Acquisition. After consummation of the Acquisition, Greenlight owns approximately 49.9% of the Company’s outstanding common stock and James R. Brickman, along with certain family members and trusts affiliated with Mr. Brickman, owns approximately 8.4% of the Company’s outstanding common stock.

In connection with the closing of the Acquisition, the Company consummated its previously announced rights offering which raised gross proceeds of $70 million and entered into a $150 million loan agreement with Greenlight.

In connection with the Acquisition, today the Company changed its name to Green Brick Partners, Inc. Green Brick’s common stock will start trading on The Nasdaq Capital Market under the symbol, “GRBK,” on October 28, 2014. Also in connection with the closing, David Einhorn was appointed Chairman of the Board of Green Brick and James R. Brickman was appointed Chief Executive Officer.

“As a private company, we have developed a great lot position, superior operators, aligned management, and achieved strong financial results,” stated Jim Brickman, Chief Executive Officer. “We expect to become even stronger as a public company because we now have permanent capital, the ability to retain earnings tax efficiently and access to capital for future growth. In summary, we believe that our prospects have never been better.”

“We are very pleased to help transition BioFuel Energy, the former ethanol producer, into Green Brick Partners, a successful homebuilder,” said David Einhorn, Chairman of the Board of Directors. “This deal is a win-win for everyone involved and creates an exciting platform for Green Brick’s future growth.”

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the Acquisition and effects of the Acquisition, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "anticipate," "should," "intend," "plan," "will," "expect(s)," "estimate(s)," "project(s)," "positioned," "strategy," "outlook" and similar expressions. These statements are based on assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation; a downturn in the homebuilding industry; continued volatility and uncertainty in the credit markets and broader financial markets; our future operating results and financial condition; our business operations; changes in our business and investment strategy; availability of land to acquire and our ability to acquire such land on favorable terms or at all; availability, terms and deployment of capital; continued or increased disruption in the availability of mortgage financing or the number of foreclosures in our markets; shortages of or increased prices for labor, land or raw materials used in housing construction; delays in land development or home construction resulting from adverse weather conditions or other events outside our control; the cost and availability of insurance and surety bonds; changes in, or the failure or inability to comply with, governmental laws and regulations; the interpretation of or changes to tax, labor and environmental laws; the timing of receipt of regulatory approvals and the opening of projects; required accounting changes; the degree and nature of our competition; our leverage and debt service obligations; operating and business disruption following the Acquisition; and operating Green Brick as a public company. Additional factors that could cause actual results to differ from those anticipated are discussed in the definitive proxy statement filed by BioFuel Energy Corp. with the Securities and Exchange Commission on September 18, 2014. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Green Brick, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and Green Brick undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact:	Jason Hibbs
Chief Financial Officer
(214) 521-0632